Step 7

DATE 11 MARCH 2004

VIRGIN RETAIL HOLDINGS LIMITED

VIRGIN GROUP INVESTMENTS LIMITED

SHARE PURCHASE AGREEMENT

relating to the sale and purchase of
the entire issued share capital of
Virgin Sky Investments Limited

Macfarlanes
10 Norwich Street
London EC4A 1BD

Step 7

SHARE PURCHASE AGREEMENT

DATE 11 March 2004

PARTIES

1	VIRGIN RETAIL HOLDINGS LIMITED a company incorporated in the British Virgin Islands (company number 299265) whose registered office is at Craigmuir Chambers, PO Box 71, Road Town, Tortola, BVI (“the Vendor”).

2	VIRGIN GROUP INVESTMENTS LIMITED a company incorporated in the British Virgin Islands (company number 175750) whose registered office is at Craigmuir Chambers, PO Box 71, Road Town, Tortola, BVI (“the Purchaser”)

RECITALS

A	The Vendor is the registered holder and beneficial owner of the Sale Shares.

B	The Vendor has agreed to sell and the Purchaser has agreed to buy the Sale Shares on the terms and subject to the conditions of this Agreement.

AGREEMENT

1	Definitions and interpretation

1.1	The Recitals form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement. Any reference to this Agreement shall include the Recitals.

1.2	In this Agreement, the following words and expressions shall have the following meanings:-

the Agreed Form: the form agreed between and signed by or on behalf of the Vendor and the Purchaser;

the Charges: the various charges granted over the share capital of the Company, details of which are set out in the Schedule;

the Company: Virgin Sky Investments Limited, a company incorporated in England and Wales (company number 4415765) whose registered office is at 120 Campden Hill Road, London W8 7AR;

the Completion Date: the date of this Agreement;

the Consideration: the consideration referred to in Clause 3;

the Parties: the parties to this Agreement;

the Sale Shares: the 1,501 ordinary shares of £1 each in the capita1 of the Company, being the entire issued share capital.

1.3	In this Agreement (unless the context requires otherwise):-

1.3.1	words and expressions which are defined in the Companies Act 1985 shall have the same meanings as are ascribed to them in the Companies Act 1985;

1.3.2	any gender includes a reference to the other genders; and

1.3.3	any reference to a Clause is to a Clause of this Agreement.

1.4	The headings contained in this Agreement are for the purposes of convenience only and do not form part of and shall not affect the construction of this Agreement or any part of it.

2	Sale and purchase of the Sale Shares

The Vendor shall sell with full title guarantee and the Purchaser shall purchase the Sale Shares free from all liens, charges, encumbrances and any other third party rights (save for the charges which the Purchaser has agreed to give in favour of Lloyds TSB and Cougar Investments Limited to replace the Charges currently in place over the Sale Shares) with effect from and including the Completion Date to the intent that as from that date all rights and advantages accruing to the Sale Shares, including any dividends or distributions declared or paid on the Sale Shares after that date, shall belong to the Purchaser.

3	Consideration

3.1	The Consideration for the transfer of the Sale Shares shall be the sum of £521,639,545.

3.2	Save to the extent the same may be set off against the existing debt outstanding from the Vendor to the Purchaser, the Consideration shall remain outstanding as a debt due to the Vendor to the Purchaser and shall be payable within 5 working days of receipt by the Purchaser of a written demand from the Vendor for payment and shall be paid together with interest from Completion to the date of payment at the rate of 2 per cent above the base rate of Lloyds TSB Bank plc prevailing from time to time.

4	Completion

On the Completion Date (or, in the case of Clause 4.1.2, as soon as reasonably practicable thereafter) the Vendor shall:-

4.1.1	deliver to the Purchaser, or procure the delivery to the Purchaser of, a duly executed transfer in favour of the Purchaser or such other documents needed to transfer legal title to the Sale Shares, plus the share certificate;

4.1.2	the Vendor and the Purchaser shall procure that there shall be passed written resolutions of the Directors of the Company in the Agreed Form “A”.

5	Further Undertaking

5.1	The Vendor shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as the Purchaser may from time to time reasonably require for the purpose of giving the Purchaser the full benefit of the provisions of this Agreement.

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5.2	The Purchaser shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as the Vendor may from time to time reasonably require for the purpose of giving the Vendor the full benefit of the provisions of this Agreement.

6	General

6.1	This Agreement constitutes the entire agreement and understanding of the Parties. Each of the Parties acknowledges and agrees that in entering into this Agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement. Nothing in this sub-clause shall, however, operate to limit or exclude any liability for fraud.

6.2	Each Party shall pay its own costs and expenses of and incidental to this Agreement.

6.3	This Agreement shall, as to any of its provisions remaining to be performed or capable of having or taking effect following Completion, remain in full force and effect notwithstanding Completion.

6.4	This Agreement shall be binding upon and enure for the benefit of the successors and assigns of the Parties.

6.5	The failure of any Party at any time or times to require performance of any provision of this Agreement shall not affect its right to enforce such provision at a later time.

6.6	No waiver by any Party of any condition or of the breach of any term, covenant, representation, warranty or undertaking contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation, warranty or undertaking in this Agreement.

6.7	Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised and time or indulgence may be given by a Party in its absolute discretion as regards another Party under such liability without in any way prejudicing or affecting its rights against any other Party under the same or a like liability, whether joint and several or otherwise.

6.8	This Agreement may be amended, modified, superseded or cancelled and any of its terms, covenants, representations, warranties, undertakings or conditions may be waived only by an instrument in writing signed by (or by some person duly authorised by) each of the Parties or, in the case of a waiver, by the Party waiving compliance.

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6.9	This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

7	Governing law and jurisdiction

7.1	This Agreement and all matters relating to it shall be governed by and construed exclusively in accordance with the laws of England.

7.2	The Parties submit to the exclusive jurisdiction of the English Courts as regards any claim, dispute or matter arising out of or relating to this Agreement or any of the documents to be executed pursuant to this Agreement.

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Schedule

The Charges

1	A mortgage over the shares in the Company in favour of Lloyds TSB Bank plc dated 3 May 2002.

2	A charge over the shares in the Company in favour of Cougar Investments Limited (as security trustee) dated 19 December 2002.

3	A charge over the shares in the Company in favour of Cougar Investments Limited (as security trustee) dated 4 March 2003.

4	A charge over the shares in the Company in favour of Cougar Investments Limited (as security trustee) dated 7 May 2003.

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Executed as a deed and delivered on the date set out at the head of this Agreement.

EXECUTED under the Common Seal of VIRGIN RETAIL HOLDINGS LIMITED in the presence of	) ) )
Director	/s/ Niall MacGregor Ritchie

Director/Secretary	/s/ Paul Fauvel

EXECUTED under the Common Seal of VIRGIN GROUP INVESTMENTS LIMITED in the presence of	) ) )

Director	/s/ Niall MacGregor Ritchie

Director/Secretary	/s/ Paul Fauvel

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Step 7

DATE 2004 —–————————————————

VIRGIN RETAIL HOLDINGS LIMITED

VIRGIN GROUP INVESTMENTS LIMITED

AGREED FORM A

BOARD MINUTES OF VIRGIN SKY INVESTMENTS LIMITED

———————————————	————————————————
For and on behalf of	For and on behalf of
VIRGIN RETAIL HOLDINGS	VIRGIN GROUP INVESTMENTS
LIMITED	LIMITED

VIRGIN SKY INVESTMENTS LIMITED

Minutes of a Meeting of the Directors of the Company held by telephone on 2004

PRESENT:

IN ATTENDANCE:

1	Notice and Quorum

The Chairman reported that due notice of the Meeting had been given, that a quorum of Directors was present and that the Meeting was therefore duly constituted.

2	Previous Meetings

IT WAS RESOLVED that the Minutes of any previous Meetings of the Directors which had not been considered be held over for consideration at a later date.

3	Directors’ interests

In accordance with the Company’s Articles of Association and Section 317 of the Companies Act 1985, those Directors present each declared, where applicable, their respective personal interests in the transaction outlined below.

4	Share Transfer

4.1	There were produced to the Meeting the following transfer together with the relevant certificate :-

Transferor	No. of Shares	Transferee

Virgin Retail Holdings Limited	1,501 Ordinary Shares of £l.00	Virgin Group Investments Limited

4.2	IT WAS RESOLVED that subject to the Share Transfer being duly stamped and section 42 relief for the transfer having been obtained that :-

4.2.1	the transfer be and is hereby approved for registration and that the appropriate entries be made in the Registers of Transfers and of the Members of the Company;

4.2.2	the Secretary be and is hereby authorised and directed to prepare share certificates in respect of the transferred shares registered in the name of Virgin Group Investments Limited and deliver them to them.

5	Close

There being no further business, the Meeting was concluded.

——————————
Chairman

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STOCK TRANSFER FORM	(Above this line for Registrars only)

	Consideration Money £521,639,545	Certificate lodged with the Registrar (For completion by the Registrar/Stock Exchange)

Name of Undertaking. VIRGIN SKY INVESTMENTS LIMITED

Description of Security. ORDINARY SHARES

Number or amount of Shares, Stock or other security and, in figures column only, number and denomination of units, if any.
Words ONE THOUSAND FIVE HUNDRED AND ONE		Figures ( 1,501 units of £1.00 )

Name(s) of registered holder(s) should be given in full: the address should be given where there is only one holder.

If the transfer is not made by the registered holder(s) insert also the name(s) and capacity (e.g. Executor(s)), of the person(s) making the transfer.

In the name(s) of

VIRGIN RETAIL HOLDINGS LIMITED
CRAIGMUIR CHAMBERS
PO BOX  71
ROAD TOWN
TORTOLA
BRITISH VIRGIN ISLANDS

I/We hereby transfer the above security out of the name(s) aforesaid to the person(s) named below.

                                             Signature(s) of transferor(s)

1.   /s/ Niall MacGregor Ritchie
    ————————————————————————————————

2.   /s/ Paul Fauvel
    ————————————————————————————————

3.
    ————————————————————————————————

4.
    ————————————————————————————————

A Body corporate should execute this transfer under its common seal or otherwise in accordance with applicable statutory requirements.

Stamp of Selling Broker(s) or, for transactions which are not stock exchange transactions, of Agent(s), if any, acting for the Transferor(s). Date 11 MARCH 2004

Full name(s), full postal address(es)(including County or, if applicable, Postal District number) of the person(s)
to whom the security is transferred.

Please state title, if any, or whether Mr, Mrs. or Miss.

Please complete in type or in Block Capitals.

VIRGIN GROUP INVESTMENTS LIMITED
CRAIGMUIR CHAMBERS
PO BOX 71
RAOD TOWN
TORTOLA
BRITISH VIRGIN ISLANDS

I/We request that such entries be made in the register as are necessary to give effect to this transfer.

Stamp of Buying Broker(s) (if any).

Stamp or name and address of person lodging this form (if other than the Buying Broker(s))

Macfarlanes 10 Norwich Street London EC4A 1BD 138 Chancery Lane +44 (0)20 7831 9222 FJA/579783/2395631

Reference to the Registrar in this form means the registrar or registration agent of the undertaking the Registrar of Companies at Companies House.

        FORM OF CERTIFICATE REQUIRED FOR EXEMPTION FROM STAMP DUTY instruments of transfer executed on or after 1 May 1987 are exempt from stamp duty when the transaction falls within one of the following categories and will not need to be seen in stamp offices provided they are certified as below in accordance with the Stamp Duty (Exempt Instruments) Regulations 1987

A.	The vesting of property subject to a trust in the trustees of the trust on the appointment of a new trustee, or in the continuing trustees on the retirement of a trustee.

B.	The conveyance or transfer of property the subject of a specific devise or legacy to the beneficiary named in the will (or his nominee).

C.	The conveyance or transfer of property which forms part of an intestate’s estate to the person entitled on intestacy (or his nominee).

D.	The appropriation of property within section 84(4) of the Finance Act 1985 (death: appropriation in satisfaction of a general legacy of money ) or section 84(5) or (7) of that Act (death: appropriation in satisfaction of any interest of surviving spouse and in Scotland also of any interest of issue).

E.	The conveyance or transfer of property which forms part of the residuary estate of a testator to a beneficiary (or his nominee) entitled solely by virtue of his entitlement under the will.

F.	The conveyance or transfer of property out of a settlement in or towards satisfaction of a beneficiary’s interest, not being an interest acquired for money or money’s worth, being a conveyance or transfer constituting a distribution of property in accordance with the provisions of the settlement.

G.	The conveyance or transfer of property on and in consideration only of marriage to a party to the marriage (or his nominee) or to trustees to be held on terms of a settlement made in consideration only of the marriage.

H.	The conveyance or transfer of property within section 83(1) of the Finance Act 1985 (transfers in connection with divorce etc.)

I.	The conveyance or transfer by the liquidator of property which formed part of the assets of the company in liquidation to a shareholder of that company (or his nominee) in or towards satisfaction of the shareholder’s rights on a winding up.

J.	The grant in fee simple of an easement in or over land for no consideration in money or money’s worth.

K.	The grant of a servitude for no consideration in money or money’s worth.

L.	The conveyance or transfer of property operating as a voluntary disposition inter vivos for no consideration in money or money’s worth nor any consideration referred to in section 57 of the Stamp Act 1891 (conveyance in consideration of a debt etc.)

M.	The conveyance or transfer of property by an instrument within section 84(1) of the Finance Act 1985 (death: varying disposition).

(1)	Insert A or B or appropriate category.

(2)	Delete this paragraph if not applicable.

(3)	To be signed by transferor or grantor or by solicitor or duly authorised agent.

(4)	Where signed by person not transferor, grantor or solicitor, state capacity in which signed.

I/We, hereby certify that this instrument falls within category (1)............ in the Schedule to the Stamp Duty (Exempt Instruments) Regulations 1987 set out above.

(2)	I/We, not being the transferor, grantor, or the solicitor(s) thereof, hereby state that I/we are authorised to sign this certificate and that I/we give the certificate from my/our own knowledge of the facts stated in it.

Dated the _______ day of___________ _____

(3)	Signatory (4) Description or capacity of signatory ____________________ ____________________ ____________________

FORM OF CERTIFICATE REQUIRED WHERE TRANSFER IS NOT LIABLE TO
AD VALOREM STAMP DUTY
(£5.00 fixed duty payable)

Some instruments of transfer are liable to a fixed duty of £5.00 when the transaction falls within one of the following categories — for which the certificate below may be completed.

(1)	Transfer by way of security for a loan or re-transfer to the original transferor on repayment of a loan.

(2)	Transfer, not on sale and not arising under any contract of sale and where no beneficial interest in the property passes (a) to a person who is a mere nominee of, and is nominated only by, the transferor; (b) from a mere nominee who has at all times held the property on behalf of the transferee; (c) from one nominee to another nominee of the same beneficial owner where the first nominee has at all times held the property on behalf of that beneficial owner (NOTE — This category does not include a transfer made in any of the following circumstances: (i) by a holder of stock, etc., following the grant of an option to purchase the stock, to the person entitled to the option or his nominee; (ii) to a nominee in contemplation of a contract for the sale of the stock, etc., then about to be entered into; (iii) from the nominee of a vendor, who has instructed the nominee orally or by some unstamped writing to hold stock, etc., in trust for a purchaser, to such purchaser.)

† Insert (1) or (2)

I/We hereby certify that the transaction in respect of which this transfer is made is one which falls within the category – † above. I/We confirm that I/we have been duly authorised by the transferor to sign this certificate and that the facts of the transactions are within my/our knowledge.

Here set out concisely the facts explaining the transaction, in cases falling within (1) or (2) or in any other case where £5.00 fixed duty is offered.

Signatures Description (“Transferor”, “Solicitor”, etc.) ____________________ ____________________ ____________________ ____________________ Date ________________